Exhibit 5.1

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 4000, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 414-863-2400 Fax: 416-863-2653

November 3, 2016

Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario

N2L 0A1

RE:	Registration Statement on Form S-8 filed by Open Text Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC’) on November 3, 2016 relating to the 2004 Stock Option Plan (the “Plan”) of the Company

Dear Sir or Madam:

Reference is made to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 4,000,000 additional Common Shares (the “Shares”) of the Company reserved for issuance and delivery under the Plan, which was amended and restated on September 23, 2016.

We have acted as Canadian counsel to the Company in connection with the filing of the Registration Statement. We have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified or otherwise identified to our satisfaction of such documents, records, certificates and proceedings and have made such other investigations as we have deemed necessary or appropriate for the purpose of rendering this opinion, including:

(a)	the currently effective articles and by-laws of the Company;

(b)	the Plan;

(c)	the minute books of the Company; and

(d)	a certificate of Gordon A. Davies, Executive Vice President, Chief Legal Officer and Corporate Development of the Company dated November 3, 2016.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarial, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents.

TORONTO    CALGARY    VANCOUVER    MONTRÉAL    OTTAWA     NEW YORK    LONDON    RIYADH/AL-KHOBAR*    BAHRAIN    BEIJING

Blake, Cassels & Graydon LLP |  *Associated Offices | blakes.com

For the purposes of this opinion, we understand that for the purposes of United States law with respect to a United States corporation, the terms and phrases listed below have the following meanings:

(a)	“legally issued” or “validly issued” means that: (i) a company is validly existing under the laws of the jurisdiction in which it is incorporated, and the securities are duly authorized; (ii) the actions required by applicable state corporation law to approve the issuance of the securities have been taken; and (iii) the securities have been, or will be, issued in compliance with the requirements of that law, such company’s certificate or articles of incorporation and bylaws, and the resolutions approving the issuance of those securities;

(b)	“fully paid” means that the consideration received by the company satisfies, in both type and amount, the requirements of applicable state corporation law, such company’s certificate or articles of incorporation and bylaws, the resolutions approving the issuance, and any other applicable agreement; and

(c)	“non-assessable” means that the security holder is not liable, solely because of security holder status, for additional assessments or calls on the security by the company or its creditors.

These terms and phrases have a comparable meaning under the Canada Business Corporations Act, the Company’s governing corporate statute.

Based upon, and subject to, the foregoing and to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and any agreement relating to any of the options granted thereunder, will be validly issued as fully paid and non-assessable.

The foregoing opinion is limited to the laws of Ontario and the federal laws of Canada applicable therein.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

TORONTO    CALGARY    VANCOUVER    MONTRÉAL    OTTAWA     NEW YORK    LONDON    RIYADH/AL-KHOBAR*    BAHRAIN    BEIJING

Blake, Cassels & Graydon LLP |  *Associated Offices | blakes.com